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                                                                     EXHIBIT 5.1


                                                     February 18, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:  NACT Telecommunications, Inc.

Gentlemen:

     We have acted as counsel to NACT Telecommunications, Inc., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-1, as amended (the "Registration Statement") relating to 3,450,000 shares (the "Shares") of its Common Stock, $.01 par value, including up to 450,000 Shares subject to an over-allotment option, all as more particularly described in the Registration Statement.

     In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-Laws, as amended to date, and such other documents as we have considered appropriate for purposes of this opinion.

     With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.
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February 18, 1997
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     On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

     We advise you that Stephen Irwin, of counsel to this firm, is a director of the Company and an officer and director of GST Telecommunications, Inc. ("GST"), the parent of the Company. Mr. Irwin holds 61,345 Common Shares of GST and has been granted options and warrants to purchase an additional 615,000 Common Shares of GST.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                    Very truly yours,

                                    /s/ Olshan Grundman Frome & Rosenzweig LLP

                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP